UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2004, America Online Latin America, Inc. ("AOLA") filed a Current Report on Form 8-K to announce that AOLA had entered into a Localization Services, Licensing and Content Programming Agreement (the "Agreement") with America Online, Inc. ("AOL"). On January 3, 2005, AOLA and AOL entered into Schedule No. 2 ("Schedule No. 2") to the Agreement, dated as of December 28, 2004, pursuant to which AOLA will provide AOL with Mexican soccer content programming in exchange for a one-time fee of $75,000.

This description of the material terms of Schedule No. 2 is qualified in its entirety by reference to Schedule No. 2, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Schedule No. 2, dated as of December 28, 2004, to Localization Services, Licensing and Content Programming Agreement, dated as of September 2, 2004 by and between America Online, Inc. and America Online Latin America, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

January 6, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Schedule No. 2, dated as of December 28, 2004, to Localization Services, Licensing and Content Programming Agreement between America Online Latin America, Inc. and America Online, Inc., dated as of September 2, 2004